                                                                Exhibit 99(d)(6)


ORD
BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594
530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiff

                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA

__________________________________________
PENNSYLVANIA AVENUE PARTNERS,             )
LLC, On Behalf of Itself and All Others   )
Similarly Situated,                       ) Case No. A455306
                                          ) Dept No. I
                        Plaintiff,        )
                                          ) CLASS ACTION
       vs.                                )
                                          ) ORDER APPROVING
KING POWER INTERNATIONAL GROUP            ) PLAN OF ALLOCATION OF
CO., LTD., et al.,                        ) SETTLEMENT PROCEEDS
                                          )
                        Defendants.       ) Hearing Date: September 15, 2003
                                          ) Hearing Time: 9:00 a.m.

               This matter having come before the Court on Representative Plaintiffs' Motion for Final Approval of Class Action Settlement, Payment of Attorneys' Fees, Expenses and Claims Administration Costs, and Plan of Allocation of Settlement Proceeds in the above-captioned action; the Court having considered all papers filed and proceedings had herein; and otherwise being fully informed in the premises;

               IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

               1. For purposes of this Order, the terms used herein shall have the meanings set forth in the Stipulation of Settlement dated as of May 16, 2003 (the "Stipulation").

               2. Pursuant to and in full compliance with Rule 23 of the Nevada Rules of Civil Procedure, this Court hereby finds and concludes that due and adequate notice was directed to all persons and entities who are Class Members, advising them of the Plan of Allocation and of their right to object thereto, and a full and fair opportunity was accorded to all persons and entities who are Class Members to be heard with respect to the Plan of Allocation.

               3. The Court hereby finds and concludes that the formula for payment to Class Members, which is set forth in the Notice of Pendency and Proposed Settlement of Class Action ("Notice") sent to Class Members, provides a fair and reasonable basis upon which to allocate the net proceeds of the Settlement Fund established by the Stipulation among Class Members, with due consideration having been given to administrative convenience and necessity. This Court hereby finds and concludes that the Plan of Allocation set forth in the Notice is, in all respects, fair, reasonable and adequate and the Court hereby approves the Plan of Allocation.

               IT IS SO ORDERED.


DATED:                                /s/ Gene T. Porter
      ---------------                 -----------------------------
                                          THE HONORABLE GENE T. PORTER
                                          DISTRICT COURT JUDGE
Submitted by:

BECKLEY SINGLETON, CHTD.
IKE LAWRENCE EPSTEIN
Nevada Bar No. 4594

    /s/ Ike Lawrence Epstein
---------------------------------
   IKE LAWRENCE EPSTEIN

530 Las Vegas Blvd. South
Las Vegas, NV  89101
Telephone:  702/385-3373
702/385-9447 (fax)

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
JOY ANN BULL
DARREN J. ROBBINS


   /s/ Joy Ann Bull
------------------------------
      JOY ANN BULL

401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

Attorneys for Plaintiffs

                                      -2-